SUB-ITEM 77Q3

AIM Income Allocation Fund


Due to the restrictions in the format of Form N-SAR to allow reporting of information for multiple classes of shares, this exhibit provides class level information for Items 72DD, 73A, 74U and 74V.


For period ending: 12/31/2008
File number: 811-2699
Series No.: 16

72DD. 1 Total income dividends for which record date passed during the period.
        (000's Omitted)
        Class A                       $ 3,144
      2 Dividends for a second class of open-end company shares (000's Omitted)
        Class B                       $   477
        Class C                       $ 1,163
        Class R                       $    24
        Class Y                       $     5
        Institutional Class           $     1


73A.    Payments per share outstanding during the entire current period:
        (form nnn.nnnn)
      1 Dividends from net investment income
        Class A                        0.5513
      2 Dividends for a second class of open-end company shares (form nnn.nnnn)
        Class B                        0.4795
        Class C                        0.4800
        Class R                        0.5275
        Class Y                        0.1713
        Institutional Class            0.5755


74U.  1 Number of shares outstanding (000's Omitted)
        Class A                         5,530
      2 Number of shares outstanding of a second class of open-end company shares (000's Omitted)
        Class B                           902
        Class C                         2,430
        Class R                            53
        Class Y                            29
        Institutional Class                 2


74V.  1 Net asset value per share (to nearest cent)
        Class A                          7.94
      2 Net asset value per share of a second class of open-end company shares (to nearest cent)
        Class B                          7.95
        Class C                          7.95
        Class R                          7.95
        Class Y                          7.94
        Institutional Class              7.94